MAXXAM INC.

                  PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

     Listed below are MAXXAM Inc.'s principal subsidiaries and the jurisdiction of their incorporation or organization. Certain subsidiaries are omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                  State or Province
                                                  of Incorporation
     Name                                         or Organization

Aluminum Operations

Alpart Jamaica Inc.                               Delaware
Alumina Partners of Jamaica (partnership)         Delaware
Anglesey Aluminium Limited                        United Kingdom
Kaiser Alumina Australia Corporation              Delaware
Kaiser Aluminum Corporation                       Delaware
Kaiser Aluminium International, Inc.              Delaware
Kaiser Aluminum & Chemical Corporation            Delaware
Kaiser Aluminum & Chemical of Canada Limited      Ontario
Kaiser Bauxite Company                            Nevada
Kaiser Finance Corporation                        Delaware
Kaiser Jamaica Bauxite Company (partnership)      Jamaica
Kaiser Jamaica Corporation                        Delaware
Queensland Alumina Limited                        Queensland
Volta Aluminium Company Limited                   Ghana

Forest Products Operations

Britt Lumber Co., Inc.                            California
MAXXAM Group Inc.                                 Delaware
MAXXAM Properties Inc.                            Delaware
Salmon Creek Corporation                          Delaware
Scotia Pacific Holding Company                    Delaware
The Pacific Lumber Company                        Delaware

Real Estate Operations

Horizon Corporation                               Delaware
MAXXAM Property Company                           Delaware
MCO Properties Inc.                               Delaware
MCO Properties L.P. (limited partnership)         Delaware
MXM Mortgage L.P. (limited partnership)           Delaware
Palmas del Mar Properties, Inc.                   Delaware

Race Park Operations

Sam Houston Race Park, Ltd. (limited partnership) Texas
SHRP, Inc.                                        Texas